FORM T-1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


            New York                                     13-3818954
 (Jurisdiction of incorporation                       (I.R.S. employer
  if not a U.S. national bank)                       identification No.)

      114 West 47th Street                               10036-1532
          New York, NY                                   (Zip Code)
      (Address of principal
       executive offices)

                               ------------------
                          AMERICAN PACIFIC CORPORATION
               (Exact name of obligor as specified in its charter)

                Delaware                                  59-6490478
    (State or other jurisdiction of                    (I.R.S. employer
     incorporation or organization)                   identification No.)

       3770 Howard Hughes Parkway
                Suite 300
            Las Vegas, Nevada                                89109
(Address of principal executive offices)                  (Zip Code)
                               ------------------
                          9 1/4% Senior Notes due 2005
                       (Title of the indenture securities)
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
                                     GENERAL


1.     GENERAL INFORMATION

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

                 Federal Reserve Bank of New York (2nd District), New York, New York
                        (Board of Governors of the Federal Reserve System)
                 Federal Deposit Insurance Corporation, Washington, D.C.
                 New York State Banking Department, Albany, New York

       (b) Whether it is authorized to exercise corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.

2.     AFFILIATIONS WITH THE OBLIGOR

       If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

       American Pacific Corporation currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.    LIST OF EXHIBITS

       T-1.1   --  Organization Certificate,  as amended, issued by the State of
                   New York Banking  Department to transact  business as a Trust
                   Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

       T-1.2   --  Included in Exhibit T-1.1.

       T-1.3   --  Included in Exhibit T-1.1.

16.    LIST OF EXHIBITS
       (cont'd)

       T-1.4   --  The By-Laws of United  States Trust  Company of New York,  as
                   amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

       T-1.6   --  The consent of the trustee  required by Section 321(b) of the
                   Trust  Indenture  Act  of  1939,  as  amended  by  the  Trust
                   Indenture Reform Act of 1990.

       T-1.7   --  A copy of the  latest  report  of  condition  of the  trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 1, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 2nd day of April, 1998.

UNITED STATES TRUST COMPANY
            OF NEW YORK, Trustee

By: /s/ Louis P. Young
    ----------------------------
       Louis P. Young
       Vice President


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                                                                   EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
            OF NEW YORK


            /S/GERARD F. GANEY
            ------------------
By:         Gerard F. Ganey
            Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31, 1997
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                               $   80,246

Short-Term Investments                                                   386,006

Securities, Available for Sale                                           661,596

Loans                                                                  1,774,551
Less:  Allowance for Credit Losses                                        16,202
                                                                      ----------
        Net Loans                                                      1,758,349
Premises and Equipment                                                    61,477
Other Assets                                                             124,499
                                                                      ----------
        TOTAL ASSETS                                                  $3,072,173
                                                                      ==========

LIABILITIES
Deposits:
        Non-Interest Bearing                                          $  686,507
        Interest Bearing                                               1,773,254
                                                                      ----------
           Total Deposits                                              2,459,761
Short-Term Credit Facilities                                             295,342
Accounts Payable and Accrued Liabilities                                 149,775
                                                                      ----------
        TOTAL LIABILITIES                                             $2,904,878
                                                                      ==========

STOCKHOLDER'S EQUITY
Common Stock                                                              14,995
Capital Surplus                                                           49,541
Retained Earnings                                                        100,235
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                     2,524
                                                                      ----------

TOTAL STOCKHOLDER'S EQUITY                                               167,295
                                                                      ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                             $3,072,173
                                                                      ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998